UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2020

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2020, Tenneco Inc. (the “Company”), Tenneco Automotive Operating Company Inc. and certain other subsidiaries of the Company entered into the Third Amendment (the “Third Amendment”) to that certain Credit Agreement, dated October 1, 2018 (as amended, the “Credit Agreement”), by and among the Company and Tenneco Automotive Operating Company Inc., as borrowers, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

Pursuant to the Third Amendment, effective May 5, 2020, the Company modified its consolidated net leverage ratio and consolidated interest coverage ratio (collectively, the “Financial Covenants”) for the revolving credit facility and the term loan A facility under the Credit Agreement to:

(i) require a senior secured leverage ratio (as described in the Third Amendment) of not greater than 6.75 to 1 as of the end of the fiscal quarter ending June 30, 2020, 9.50 to 1 as of the end of the fiscal quarter ending September 30, 2020, 8.75 to 1 as of the end of the fiscal quarter ending December 31, 2020, 8.25 to 1 as of the end of the fiscal quarter ending March 31, 2021, 4.50 to 1 as of the end of the fiscal quarter ending June 30, 2021, 4.25 to 1 as of the end of the fiscal quarter ending September 30, 2021 and 4.00 to 1 as of the end of the fiscal quarter ending December 31, 2021;

(ii) require a maximum permitted consolidated net leverage ratio (as modified by the Third Amendment) of not greater than 4.50 to 1 as of the end of the fiscal quarter ending March 31, 2020, 5.25 to 1 as of the end of the fiscal quarter ending March 31, 2022, 4.75 to 1 as of the end of the fiscal quarter ending June 30, 2022, 4.25 to 1 as of the fiscal quarter ending September 30, 2022 and 3.75 to 1 as of the end of each fiscal quarter ending on or after December 31, 2022; and

(iii) require a minimum consolidated interest coverage ratio of not less than 2.75 to 1 as of the end of the fiscal quarter ending March 31, 2020, 2.00 to 1 as of the end of the fiscal quarter ending June 30, 2020, 1.50 to 1 as of the end of each fiscal quarter ending September 30, 2020 through March 31, 2021 and 2.75 to 1 as of the end of each fiscal quarter ending on or after June 30, 2021.

The above changes to the Financial Covenants are subject to several covenant reset triggers (“Covenant Reset Triggers”). The Covenant Reset Triggers limit certain activities of the Company by tightening various affirmative and negative covenants, each as more specifically described in the Third Amendment. If a Covenant Reset Trigger occurs, the Financial Covenants under the Credit Agreement revert back to the Financial Covenants in effect immediately prior to the effectiveness of the Third Amendment (which are described in the Third Amendment) (the “Prior Financial Covenants”). The Company may make a one-time election to revert back to the Prior Financial Covenants and terminate the Covenant Reset Triggers upon delivery of a covenant reset certificate that attests to compliance with the Prior Financial Covenants as of the end of the relevant fiscal period.

One of the Covenant Reset Triggers is a failure to determine the interest rate pursuant to a revised pricing grid attached to the Third Amendment, which provides for an increase in the applicable margin with respect to the revolving credit facility and the term loan A facility.

The foregoing summary of the Third Amendment is qualified in its entirety by reference to the full text of such amendment set forth in Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 6, 2020, the Company issued a press release announcing the Third Amendment. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Third Amendment, dated May 5, 2020, to the Credit Agreement, dated as of October 1, 2018, by and among Tenneco Inc., Tenneco Automotive Operating Company Inc., J.P. Morgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press Release dated May 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 6, 2020	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary